                                                                    EXHIBIT 10.6

                                                      U.S. Department of Justice


                                            United States Attorney
                                            District of Massachusetts


Main Reception: (617) 748-3100              United States Courthouse, Suite 9200
                                            1 Courthouse Way
                                            Boston, Massachusetts  02210

                                        January 13, 2000

BY HAND

Jonathan Chiel                        Jeffrey E. Stone
Choate, Hall & Stewart                McDermott, Will & Emery
Exchange Place                        227 West Monroe Street
53 State Street                       Chicago, IL 60606-5096
Boston, MA 02109-2891

Alan E. Reider, Esq.                  Harold Damelin
Breckinridge L. Willcox               Powers, Pyles, Sutter & Verville
Arent, Fox, Kintner, Plotkin & Kahn   Twelfth Floor
1050 Connecticut Avenue, NW           1875 Eye Street, NW
Washington, D.C. 20036                Washington, DC 20006-5409

Re:  LIFECHEM, INC.
     --------------

Dear Gentlemen:

     This letter sets forth the Agreement between the United States Department of Justice and the United States Attorney for the District of Massachusetts (collectively the "United States"), and your client, LIFECHEM, INC., ("LIFECHEM"), a Delaware corporation, (collectively referred to as "the Parties") as follows:

     1.   Guilty Plea
          -----------

     On or before January 19, 2000, or such other date as the Court may set, LIFECHEM shall waive indictment and plead guilty to Count Two of the Information attached hereto as Exhibit A, which charges LIFECHEM with a conspiracy to defraud the United States and one of its agencies, the Health Care Financing Administration, through the submission of false, fictitious and fraudulent claims to the Medicare Program, in violation of 18 U.S.C. Section 286.

     2.   Sentencing Guidelines
          ---------------------

     The United States and LIFECHEM agree that the following provisions of the United States Sentencing Guidelines ("U.S.S.G.") apply to sentencing of LIFECHEM with respect to Count Two of the Information:

          (a) pursuant to U.S.S.G. (S) 8C2.4(a), the loss to the United States from this offense for criminal sentencing purposes is $22,900,000;

          (b) pursuant to U.S.S.G. (S) 8C2.5, the culpability score is 7, calculated as follows:

                    (1)  base score of 5 pursuant to (S) 8C2.5(a);

                    (1)  add 4 points pursuant to (S) 8C2.5(b)(2)(A)(i) and
                         (ii);

                    (1)  deduct 2 points pursuant to (S) 8C2.5(g)(2).

          (c)  pursuant to (S) 8C2.6, the applicable range for a multiplier is
               1.4 to 2.8, and the appropriate multiplier to be applied as to LIFECHEM is 1.6.

          (d) the Parties agree that there is no basis for a departure under the Sentencing Guidelines, either upward or downward.

     3.   Agreed Disposition
          ------------------

     The United States and LIFECHEM agree pursuant to Fed. R. Crim. P. 11(e)(1)(C) that the following sentence is the appropriate disposition of Count Two of the Information:

          (a) a criminal fine in the amount of thirty six million six hundred forty thousand dollars, ($36,640,000) to be paid as follows:

               (1) an amount of eighteen million one hundred five thousand dollars ($18,105,000) shall be paid within 15 days of sentencing;

               (2) an amount of nine million two hundred sixty seven thousand dollars ($9,267,000) shall be paid on or before April 16, 2001; and

               (3) an amount of nine million two hundred sixty seven thousand dollars ($9,267,000) shall be paid on or before July 16, 2001.

          (b) a mandatory special assessment of $400 pursuant to 18 U.S.C. (S) 3013, which shall be paid to the Clerk of Court on or before the date of sentencing.

LIFECHEM acknowledges that it is obligated, pursuant to 18 U.S.C. (S) 3612(f), to pay interest on that portion of the fine which is not paid on or before the fifteenth day after the Court enters judgment in this matter.

     In light of the pending civil action, United States ex rel. Jay A. Buford,
                                           ------------------------------------
et al. v. LIFECHEM, Inc., et al., Civil Action No. 95-10742-NG (D. Mass.), and
--------------------------------
the settlement agreement between LIFECHEM, INC. and others and the United States relating to the civil action which is being signed contemporaneous with this Plea Agreement (the "civil Settlement Agreement"), the parties agree the complication and prolongation of the sentencing process that would result from an attempt to fashion a proper restitution order outweighs the need to provide restitution to the victims in this case, where, as here, the loss suffered by each of the federal health care programs will be recompensed from amounts paid as part of the civil Settlement Agreement. See, 18 U.S.C. (S)
                                            ---
3663(a)(1)(B)(ii). Therefore, the United States agrees that it will not seek a separate restitution order as to LIFECHEM as part of the resolution of Count Two of the Information.

     4.   No Further Prosecution of Defendant
          -----------------------------------

     The United States agrees that, other than the charge in Count Two of the attached Information, it shall not further prosecute LIFECHEM for conduct which
(a) falls within the scope of the conspiracy which is charged in Count Two of the Information; (b) was within the scope of the grand jury investigation conducted by the U.S. Attorney; or (c) was known to the U.S. Attorney prior to the date of execution of this letter.

     The U.S. Attorney expressly reserves the right to prosecute any individual, including but not limited to present and former officers, directors, employees and agents of LIFECHEM, in connection with the conduct encompassed by this Plea Agreement or within the scope of the grand jury investigation.

     5.   Probation Department Not Bound By Agreement
          -------------------------------------------

     The Parties acknowledge that the disposition agreed upon by the Parties and their calculations under the Sentencing Guidelines are not binding upon the United States Probation Office.

     6.   Fed. R. Crim. P. 11(e)(1)(C) Agreement
          --------------------------------------

     LIFECHEM's plea shall be tendered pursuant to Fed. R. Crim. P. 11(e)(1)(C). LIFECHEM cannot withdraw its plea of guilty unless the sentencing judge rejects this Plea Agreement. If the sentencing judge rejects the guilty plea, this Plea Agreement shall be null and void at the option of either the United States or LIFECHEM, except as set forth in Paragraph 8 below. If LIFECHEM's guilty plea is withdrawn on LIFECHEM's motion for any reason, this Plea Agreement shall be null and void at the option of the U.S. Attorney, except as set forth in Paragraph 8 below.

     7.   Civil and Administrative Liability
          ----------------------------------

     By entering into this Plea Agreement, the United States does not compromise any civil or administrative liability, including but not limited to any False Claims Act or tax liability, which LIFECHEM may have incurred or may incur as a result of its conduct and its plea of guilty to Count Two of the Information.

     8.   Waiver of Defenses
          ------------------

     In the event that LIFECHEM's guilty plea is not accepted by the Court for whatever reason, or is later withdrawn for whatever reason, LIFECHEM hereby waives, and agrees not to interpose, any defense to any charges brought against it which it might otherwise have under any statute of limitations or the Speedy Trial Act, except any such defense that LIFECHEM may already have for conduct occurring before March 1, 1994, if charges are filed within 90 days of the date on which such guilty plea is rejected or withdrawn.

     9.   Breach of Agreement
          -------------------

     If the United States Attorney determines that LIFECHEM has failed to comply with any provision of this Plea Agreement, or has committed any crime between the date of this letter and the date of sentencing in this matter, the United States may, at its sole option, be released from its commitments under this Plea Agreement in their entirety by notifying LIFECHEM, through counsel or otherwise, in writing. The United States may also pursue all remedies available under the law, irrespective of whether it elects to be released from its commitments under this Plea Agreement. LIFECHEM recognizes that no such breach by LIFECHEM of any obligation under this Plea Agreement shall give rise to grounds for withdrawal of its guilty plea. LIFECHEM understands that, should it breach any provision of this Plea Agreement, the United States will have the right to use against LIFECHEM before any grand jury, at any trial or hearing, or for sentencing purposes, any statements which may be made by LIFECHEM, and any information, materials, documents or objects which may be provided by it to the government subsequent to this Plea Agreement, without any limitation.

     10.  Corporate Authorization
          -----------------------

     LIFECHEM shall provide to the United States and the Court a certified copy of a resolution of the Board of Directors of LIFECHEM, affirming that the Board of Directors has authority to enter into the Plea Agreement and has (1) reviewed the Information in this case and the proposed Plea Agreement; (2) consulted with legal counsel of LIFECHEM's choice in connection with the matter; (3) voted to enter into the proposed Plea Agreement; (4) voted to authorize LIFECHEM to plead guilty to Count Two of the attached Information; and (5) voted to authorize the corporate officer identified below to execute the Plea Agreement and all other documents necessary to carry out the provisions of the Plea Agreement. LIFECHEM agrees that counsel identified below will appear on behalf of LIFECHEM and enter the guilty plea and will also appear for the imposition of sentence.

     11.  Who Is Bound By Agreement
          -------------------------

     This Plea Agreement binds LIFECHEM and the United States Department of Justice, including each of its United States Attorney's Offices, and can not and does not bind the Tax Division of the U.S. Department of Justice, the Internal Revenue Service of the U.S. Department of Treasury, or any other federal, state or local prosecutive authority.

     12.  Complete Agreement
          ------------------

     With regard to the disposition of Count Two of the attached Information, this Plea Agreement is the complete and only agreement between the Parties. No promises, representations, agreements or conditions have been entered into other than those set forth in this letter in connection with Count Two. This Plea Agreement supersedes prior understandings, if any, of the parties, whether written or oral in connection with the disposition of Count Two. This Plea Agreement can be modified or supplemented only in a written memorandum signed by the Parties or on the record in court.

     If this letter accurately reflects the Agreement entered into between the United States and your client LIFECHEM, INC., please sign the Acknowledgment of Plea Agreement below, provide evidence of the requisite authorization to enter into this Plea Agreement, and return the original of this letter to Assistant U.S. Attorneys Susan G. Winkler and Susan Hanson-Philbrick.

                                        Very truly yours,



                                   By: /s/ Mark W. Pearlstein
                                       -------------------------------------
                                       MARK W. PEARLSTEIN
                                       Acting United States Attorney
                                       District of Massachusetts



                                   By:  /s/ John Keeney (mwp)
                                        ------------------------------
                                        JOHN C. KEENEY
                                        Deputy Assistant Attorney General
                                        Criminal Division
                                        Department of Justice

                   CORPORATE ACKNOWLEDGMENT OF PLEA AGREEMENT
                   ------------------------------------------

     The Directors of LIFECHEM, INC. have read this Plea Agreement and the attached criminal Information, in their entirety, and have discussed this matter with legal counsel of the corporation's choosing, including undersigned counsel. As set forth in the attached resolution, the Board of Directors has authorized me, as an officer of the corporation, to enter into this Plea Agreement on behalf of the corporation. I hereby acknowledge, on behalf of LIFECHEM, INC., that this letter fully sets forth LIFECHEM's agreement with the U.S. Attorney relating to the disposition of Count Two of the attached Information, and that no additional promises or representations have been made to the corporation by any official of the United States in connection with the disposition of that charge. LIFECHEM, Inc. is entering into this Agreement freely, voluntarily and knowingly because it is guilty of the offense set forth in Count Two of the Information and it believes this Plea Agreement is in its best interest.


Dated: 1/18/00                /s/ Ben J. Lipps
                              ----------------------------
                              Ben J. Lipps
                              President, LIFECHEM, INC.


Dated: January 18, 2000       /s/ Jonathan Chiel
                              ----------------------------
                              Jonathan Chiel
                              Choate, Hall & Stewart


Dated: 1/18/000               /s/ Alan E. Reider
                              -----------------------------
                              Alan E. Reider
                              Arent, Fox, Kintner, Plotkin & Kahn


Dated: 1/18/000               /s/ Breckinridge L. Willcox
                              -----------------------------
                              Breckinridge L. Willcox
                              Arent, Fox, Kintner, Plotkin & Kahn


Dated: January 18, 2000       /s/ Jeffrey E. Stone
                              -----------------------------
                              Jeffrey E. Stone
                              McDermott, Will & Emery


Dated: 1/18/2000              /s/ Harold Damelin
                              -----------------------------
                              Harold Damelin
                              Powers, Pyles, Sutter & Verville

                              Attorneys for LIFECHEM, INC.

                                   EXHIBIT A
                                   ---------

                         UNITED STATES DISTRICT COURT
                           DISTRICT OF MASSACHUSETTS

UNITED STATES OF AMERICA         )
                                 ) No.
v.                               )
                                 ) 18 U.S.C. (S)371 (Conspiracy)
NMC HOMECARE, INC.;              ) 18 U.S.C. (S)286 (Conspiracy)
LIFECHEM, INC.; and              )
NMC MEDICAL PRODUCTS, INC.       )
                                 )
               Defendants.       )


                                  INFORMATION
                                  -----------

     The United States Attorney alleges that:

                              General Allegations
                              -------------------

     At all times material to this Information, unless otherwise alleged:

     1. National Medical Care, Inc. (NMC) was a Delaware corporation engaged in the kidnedialysis business throughout the United States. From prior to 1990 to October 1, 1996 NMC was headquartered in Waltham, MA, and a wholly-owned subsidiary of W.R. Grace & Co. On or about October 1, 1996 NMC, W.R. Grace & Co. and Fresenius AG, a German corporation, underwent a reorganization in which NMC became a wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc., an indirect subsidiary of Fresenius AG. Thereafter, the business of NMC was conducted under the name Fresenius Medical Care, North America, from offices headquartered in Lexington, MA.

     1.   During most of the period charged in this

Information, NMC conducted its business through three principal divisions. Dialysis Services Division ("DSD") operated over 300 kidney dialysis centers located throughout the United States and provided dialysis services to over 30,000 patients. Medical Products Division manufactured and distributed kidney dialysis products, including dialyzers, bloodlines and dialysis solutions, to NMC owned dialysis facilities and independent dialysis facilities. Medical Products Division also operated a clinical blood testing laboratory, known as LIFECHEM, which specialized in blood testing for kidney dialysis patients. The Homecare Division sold infusion therapies, respiratory therapies and durable medical equipment, primarily to patients in the home setting.

     1. NMC owned and operated dialysis facilities which were often named "Bio-Medical Applications of (the name of the community where the facility was located)," and were frequently referred to as "BMAs." Within NMC, independent dialysis facilities, not owned or operated by NMC, were frequently referred to as "non-BMAs."

     1. NMC Homecare, Inc., ("NMC Homecare"), a defendant herein, was a Delaware corporation and a wholly owned subsidiary of NMC, with a principal place of business of Waltham, MA.

     1. NMC Medical Products, Inc. ("MPD"), a defendant herein, was a Delaware corporation and a wholly owned subsidiary of NMC, with a principal place of business of Rockleigh, New Jersey. MPD was formerly known as National Medical Care Medical Products

Division, Inc., and before that, as Erika, Inc.

     6. LIFECHEM, INC. ("LIFECHEM"), a defendant herein, was a Delaware corporation, headquartered in Northvale, N.J. and a subsidiary of NMC, which operated clinical blood testing laboratories in Northvale, N.J. and Woodland Hills, CA.

                             The Medicare Program
                             --------------------
     7. The Medicare program ("Medicare") was a United States government benefit program, created by Title XVIII of the Social Security Act of 1965, that paid for certain medical services for persons 65 years of age and older and certain other persons.

     8. The Health Care Financing Administration ("HCFA") was an agency of the United States Department of Health and Human Services ("HHS"), which was responsible for the administration of the Medicare program.

     9. Medicare was divided into two parts, A and B. In general, Part A paid for covered medical services provided to eligible beneficiaries in hospitals. Part B, in general, paid for covered physician services, and other covered goods and services, provided to eligible beneficiaries outside of the hospital setting.

     10. HCFA designated certain health insurance companies, known as Fiscal Intermediaries ("FIs"), to process claims for Medicare Part A benefits. HCFA designated certain other health insurance companies, known as carriers, to process claims for Medicare Part B benefits.

     11. It was a basic tenet of Medicare coverage that Medicare would reimburse only for covered goods or services, provided to an eligible beneficiary, which were medically necessary for the diagnosis or treatment of illness or injury.

                           The Medicare ESRD Program
                           -------------------------

     12. End Stage Renal Disease (ESRD) was an irreversible and permanent impairment of kidney function requiring dialysis or kidney transplantation to sustain life. The most common form of dialysis, hemodialysis, typically involved treatments three times per week, in which the patient's blood was removed from the body, passed through a dialysis machine to remove impurities and toxins, and then returned to the patient's body.

     13. In or about July 1, 1973 Medicare coverage was extended to certain persons suffering from ESRD, without regard to their age. In general, Medicare paid eighty percent (80%) of the Medicare allowable amount for covered services needed by ESRD patients.

     14. Medicare established a composite rate to cover the costs of equipment, supplies, certain blood laboratory tests and other services associated with dialysis treatments at independent dialysis facilities. Medicare paid 80 percent of the composite rate directly to the facility for each dialysis treatment provided to an eligible ESRD patient.

     15. Medicare also established a monthly capitation rate to cover the cost of physician outpatient services relating to the care of an eligible patient for ESRD. Medicare paid 80 percent of the capitation rate for the physician's services relating to eligible dialysis patients.

                                    CHAMPUS
                                    -------

     16. The Civilian Health and Medical Program of the Uniform Service ("CHAMPUS") was a health insurance program, administered by the United States Department of Defense, to provide health insurance to retired military personnel and the civilian dependents of active duty, retired and deceased military personnel.

COUNT ONE   (18 U.S.C. (S)371 Conspiracy to Defraud the United States relating
---------
             to IDPN)

     17. The allegations contained in paragraphs 1 to 4 and 7 to 15 are incorporated herein and realleged as if set forth in full.

     18. One of the products which NMC Homecare sold was intradialytic parenteral nutrition ("IDPN"), a nutrition therapy which was provided intravenously to dialysis patients during their dialysis treatments. IDPN was one of the most profitable products which NMC Homecare sold and in some of the years IDPN accounted for virtually all of the profits of NMC Homecare. Medicare was NMC Homecare's principal source of reimbursement for IDPN.

     19. Medicare reimbursed for IDPN under the prosthetic device benefit provision of the Social Security Act. Pursuant to a 1984 National Coverage Determination, parenteral and enteral nutrition (PEN) therapies, including IDPN, were a covered Medicare service only if the patient suffered from a severe pathology of the alimentary tract which did not allow absorption of sufficient nutrients to maintain weight and strength commensurate with the patient's general condition. For IDPN to be a covered service, Medicare also required that
(1) the patient's impairment be permanent, meaning it was expected to last for at least 90 consecutive days; (2) the therapy be ordered, by a physician, in writing; and (3) the claim be supported by sufficient medical documentation to permit an independent conclusion that the requirements of Medicare's prosthetic device benefit were satisfied.

19. Medicare did not cover IDPN if it was supplemental nutrition, even if it was prescribed by a physician to treat malnutrition.

19. NMC Homecare provided IDPN to patients in both BMAs and non-BMAs. NMC Homecare was the exclusive supplier of IDPN to patients in BMAs, but had to compete with other IDPN suppliers to provide IDPN to patients at non-BMAs.

19. NMC Homecare employed IDPN Coordinators to market IDPN. IDPN Coordinators were usually Registered Nurses ("RNs") or Renal Dieticians who were assigned a designated geographic territory. IDPN Coordinators called on dialysis facilities within their territory, both BMAs and non-BMAs; promoted the use of IDPN; assessed whether patients were candidates for IDPN; prepared paperwork relating to the billing for IDPN; and negotiated IDPN contracts with non-BMAs. IDPN Coordinators were paid a base salary, plus a commission for each patient they put on service for IDPN.

19. NMC Homecare maintained a Clinical Reimbursement Department which was responsible for training IDPN Coordinators, reviewing documentation relating to IDPN billing, monitoring Medicare policies and practices relating to IDPN reimbursement, and appealing denied IDPN claims.

19. NMC Homecare usually paid an administration fee, bag fee or hang fee ("hang fee") to the dialysis facility in connection with the administration of IDPN. This hang fee purported to compensate the dialysis facility for the services and resources it devoted to managing and administering IDPN. NMC Homecare's standard hang fee rate was $30 for each bag of IDPN administered. NMC Homecare paid its standard hang fee to the BMAs, and a majority of the non-BMAs, throughout the conspiratorial period alleged in this count. NMC Homecare paid hang fees in excess of $30 per bag to 80 non-BMAs, more or less, for various portions of the conspiratorial period alleged in this count.

19. Beginning in or about February, 1992 and continuing until at least in or about November, 1995 NMC Homecare purported to use an IDPN Administration Fee Calculation Tool ("calculation tool") to justify hang fees in excess of $30 per bag. The calculation tool purported to calculate the amount of time, on average, which various members of the dialysis facility staff spent on managing or administering IDPN, and then multiplied the time, by average wage rates, to calculate an average cost per IDPN treatment.

19. Throughout the period charged in this Information, calculation tools were not, in fact, used to determine the amount of the hang fee which NMC Homecare would pay to a non-BMA. Those amounts were determined primarily by the level of competition which existed for the IDPN business of the non-BMA, the potential volume of IDPN business at issue, and the amount NMC Homecare believed was necessary to obtain or maintain the non-BMA's IDPN business. In many instances, when NMC Homecare paid a hang fee to a non-BMA in excess of $30 per bag, NMC Homecare simply ignored its purported calculation tool requirement, or it obtained a sham calculation tool which did not reflect the non-BMA's true costs. NMC Homecare did not establish procedures to review calculation tools to insure they reflected a non-BMA's true costs.

19. NMC Homecare usually submitted a claim for reimbursement to Medicare monthly for each Medicare beneficiary on IDPN. Claims were submitted on form HCFA 1500, or its electronic equivalent, and separate reimbursement was provided for (1) the IDPN solution; (2) lipids, if administered; (3) rental of a pole;
(4) rental of an infusion pump; and (5) an administration kit, which covered the disposable supplies used to administer IDPN.

19. Blue Cross Blue Shield of South Carolina ("BC/BS of SC") was the carrier that processed virtually all of NMC Homecare's IDPN claims during the period May, 1988 to December, 1993. Beginning in or about January, 1994 Medicare transferred responsibility for processing IDPN claims to four Durable Medical Equipment Regional Carriers ("DMERCs"), known as DMERCs A, B, C and D.

19. Medicare required that each IDPN claim be supported by a Certificate of Medical Necessity ("CMN"), signed by physician, indicating that in the physician's opinion the supplies and equipment were medically necessary and the physician would be supervising the patient's treatment. Medicare required an initial certification, for a three month period, followed by subsequent recertifications for varying periods of time. Medicare also required a recertification whenever there was a change in the patient's IDPN prescription.

19. Medicare also required that each IDPN claim be supported by sufficient medical documentation to demonstrate that the prosthetic device benefit was satisfied. In or about the Fall of 1988 NMC Homecare developed the IDPN Information Sheet ("IIS form") to document the medical condition of Medicare beneficiaries. The format of the IIS form was approved by BC/BS of SC. In 1994, when Medicare transferred IDPN claims processing to the DMERCs, NMC Homecare renamed the IIS form the Clinical Nutrition Summary ("CNS"). IIS and CNS forms were used to meet Medicare's medical documentation requirement relating to IDPN.

19. Throughout the period charged in this Information, NMC Homecare's IDPN Coordinators typically drafted an IIS or CNS form for each new Medicare IDPN patient and submitted it to the Clinical Reimbursement Department for review and comment. Thereafter, the IIS or CNS form was typed in final form and a CMN was prepared, using the IIS or CNS form. Both the IIS/CNS form and the CMN were submitted to the patient's physician for signature. Most physicians signed IIS/CNS and CMN forms without making any changes in them. Thereafter, the IIS/CNS and CMN forms were returned to NMC Homecare and used as the basis for billing IDPN to Medicare. On some occasions the IIS/CNS form was submitted to Medicare to substantiate a patient's medical condition. On other occasions, the IIS/CNS form served as the source document for an electronic claim summary which was transmitted to Medicare in support of the IDPN claim.

19. If a Medicare IDPN claim was denied, there were three levels of review available to NMC Homecare. The first level, known as Informal Review, was conducted by carrier personnel, who essentially gave the claim a second look. The next level, known as a carrier Fair Hearing ("FH"), was conducted either in person or by phone, and resulted in a formal written decision. The third level of review involved the submission of the disputed claim to an independent Administrative Law Judge ("ALJ").

                                The Conspiracy
                                --------------
          33. Beginning in or about May 1988, and continuing until at least June 1996, the exact dates being unknown to the United States Attorney, in the District of Massachusetts and elsewhere, the defendant herein,

                              NMC HOMECARE, INC.,

did knowingly, willfully and unlawfully combine, conspire, confederate and agree with others, known and unknown, to defraud the United States, by impeding, impairing, obstructing and defeating the lawful governmental function of various departments and agencies of the United States, including particularly HHS and HCFA, in the implementation, execution and administration of the Medicare program, including particularly Medicare's PEN benefit.

     34. The conspiracy consisted essentially of an unlawful agreement and understanding among the defendant and the co-conspirators:

          (a) to submit claims to Medicare for reimbursement for IDPN, based on false, fraudulent and misleading statements and material omissions, relating to the beneficiary's medical condition and eligibility for coverage;

          (b) to submit claims to Medicare for reimbursement for IDPN administration kits, based on false statements relating to the number of kits actually used; and

          (c) to offer and pay hang fees, educational grants and other remuneration to dialysis facilities and others, for the purpose of inducing IDPN referrals which were paid for, in part, by Medicare.

35. Pursuant to this unlawful conspiracy, the United States paid NMC Homecare in excess of $110 million for improper Medicare IDPN claims.

                               Manner and Means
                               ----------------

     The manner and means by which NMC Homecare and the co-conspirators formed and carried out the conspiracy included, among other things, the following:

            False and Misleading Statements and Material Omissions
            ------------------------------------------------------

35. In or about 1989, NMC Homecare organized an IDPN Task Force to prepare paperwork required to bill old, previously unbilled or denied, IDPN claims. Many of the patients to whom these claims related were placed on IDPN without the clinical indications mandated by Medicare. When it was discovered that documentation relating to the medical condition of many of these patients was missing, NMC Homecare instructed the Task Force to use "clinical creativity" in preparing IIS and CMN forms for these patients. Pursuant to these instructions, IIS and CMN forms were prepared and filed with Medicare, which contained false, fictitious and misleading information, material omissions and statements which were not supported in the patient's medical records.

35. It was the policy and practice of NMC Homecare to prepare IIS, CNS and CMN forms which contained false, misleading, unsupported and inaccurate information relating to the patient's medical condition. IDPN Coordinators were instructed to list GI diagnoses which were historical, as opposed to currently active conditions, without indicating that the condition was historical. IDPN Coordinators were told to list weight loss and low serum albumin scores as evidence of GI malabsorption problems, and omit other causes of weight loss and low albumin, such as alcoholism, AIDS, depression, anorexia, lack of appetite and recent hospitalizations. IDPN Coordinators were instructed to list GI symptoms, such as nausea, vomiting or diarrhea, as indications of malabsorption, while omitting and concealing other causes for these symptoms, such as uremia due to inadequate dialysis or the side effects of medications.

35. It was the policy and practice of NMC Homecare to instruct its IDPN Coordinators that when no GI diagnosis existed in a patient's medical records, the IDPN Coordinator could infer, from symptoms, the diagnoses of Malabsorption Syndrome, Uremic Malabsorption, Protein Calorie Malabsorption, or Gastroparesis, without disclosing to Medicare that these diagnoses had been inferred by NMC Homecare.

35. IDPN Coordinators listed false and fictitious information on IIS, CNS, and CMN forms submitted to Medicare, including diagnoses and GI symptoms the patient did not have, medications the patient was not taking, weight losses the patient had not suffered and blood lab values which were not accurate.

35. It was the policy and practice of NMC Homecare to always assert on IIS/CNS forms that the patient's GI impairment was expected to be of permanent duration (at least 90 days), that all medications taken to treat GI symptoms had been unsuccessful, and that IDPN would be life sustaining, even when these statements were false.

35. It was the policy and practice of NMC Homecare to exaggerate, embellish and misrepresent patients' GI symptoms, such as nausea, vomiting and diarrhea. IDPN Coordinators were encouraged by the Clinical Reimbursement Department to use adjectives, such as chronic, persistent, or intractable, when these terms did not accurately reflect the patient's condition and to list frequencies and durations for symptoms which were false.

35. It was the policy and practice of NMC Homecare to misrepresent the medications which patients had received to control GI symptoms, including listing medications which had not been prescribed; listing medications which were prescribed as PRN (as needed) but had not in fact been used; and misrepresenting the time period medications had been tried and the medication's effect on the symptom.

35. It was the policy and practice of NMC Homecare to misrepresent the patient's blood laboratory values relating to nutrition, including serum albumin and total protein. IDPN Coordinators were instructed that the IIS/CNS forms should show declining lab values, with scores below the normal range. The Clinical Reimbursement Department told IDPN Coordinators they should omit lab values which showed an improving nutritional state. IDPN Coordinators listed false and fictitious lab values on IIS, CNS and CMN forms, transposed lab values to make them appear to be in a declining pattern, and omitted lab values to conceal a patient's improved nutritional status.

35. It was the policy and practice of NMC Homecare to misrepresent the patient's weight and weight history on IIS, CNS and CMN forms. IDPN Coordinators sometimes listed false weight losses and false usual body weights ("UBWs"). IDPN Coordinators were encouraged to show declining weights over time and to ignore and conceal weight gain. IDPN Coordinators asserted on IIS/CNS forms that weight loss was due to nausea, vomiting or diarrhea, or the inability to ingest, retain or absorb nutrients, and concealed and failed to disclose that the weight loss was due to amputations, hospitalizations, depression, infections, other catabolic stresses, failure to eat or lack of someone to prepare food.

35. It was NMC Homecare's policy and practice to make false, fictitious, misleading and unsupported statements on IIS, CNS and CMN forms regarding patient's dietary intake and fluid restrictions. IDPN Coordinators listed dietary intake and fluid restrictions which were false, fictitious, unsupported in the patient's medical records or not representative of the patient's usual condition. IDPN Coordinators also falsely asserted patients were unable to maintain dietary intake due to nausea or vomiting, when, in fact, their medical records showed they were not eating due to depression, lack of appetite or the dislike of hospital food.

35. It was NMC Homecare's policy and practice to list false, fictitious and misleading information on IIS, CNS and CMN forms relating to enteral trials. IDPN Coordinators falsely listed specific enteral supplements as having been tried, when they had not been used; and listed supplements as having been tried and been unsuccessful, when the supplement was not prescribed until at or about the time the IDPN was ordered. IDPN Coordinators were told never to list on IIS/CNS forms that the reason why enteral supplements were unsuccessful was because the patient disliked the taste, or could not afford to purchase the supplement, even if these reasons were the true cause.

35. NMC Homecare often put false, fictitious and misleading information on CMN forms including information about the patient's weight, whether the patient was on other therapies or treatments that may affect the patient's nutritional needs, diagnoses, GI symptoms, weight loss and GI impairment. NMC Homecare often prepared CMN forms for re-certification periods using outdated and inaccurate information, but nonetheless representing to Medicare that this information applied to the re-certification period.

35. In connection with appeals of denied IDPN claims, NMC Homecare made false, fictitious and fraudulent statements and material omissions to carrier personnel, in connection with Informal Reviews and Fair Hearings, and to Administrative Law Judges, in connection with ALJ appeals. In appealing denied IDPN claims, NMC Homecare would typically continue to rely on IIS, CNS and CMN forms which contained false, fictitious and fraudulent statements, and material omissions. It would also attempt to supplement the record with selective portions of the patient's medical records which purported to support findings of GI impairment and malabsorption, while ignoring, and not submitting, other portions of the medical record which contradicted or undercut such findings. On some occasions NMC Homecare would withdraw claims from appeal at the FH or ALJ level, because it had concluded the patient did not meet Medicare coverage criteria. When it did so, NMC Homecare would fail to repay to Medicare funds it had received relating to that patient, on other IDPN claims for other dates of service.

                   False Billing of IDPN Administration Kits
                   -----------------------------------------

35.       In or about February 1991 BC/BS of SC issued a

Medicare Advisory to NMC Homecare and other IDPN suppliers indicating that when billing for IDPN administration kits, procedure code B 4224, suppliers must bill for the total number of actual days used, instead of a one month supply kit. NMC Homecare had been billing for a one month supply kit, even though IDPN was administered only 12 or 13 times per month to patients who received IDPN throughout the month. Upon receiving the Medicare Advisory, NMC Homecare's billing center personnel initiated steps to comply with this Medicare Advisory.

35. NMC Homecare's senior officers realized that this Medicare Advisory would reduce NMC Homecare's revenue on IDPN administration kits by $360 per patient per month. NMC Homecare's senior officers instructed the billing center not to implement the February 1991 Medicare Advisory relating to administration kits.

35. Thereafter, on monthly HCFA 1500 claim forms for IDPN patients, for dates of service between March 1, 1991 and April 30, 1992, NMC Homecare falsely and fraudulently listed on the claim form either that it had supplied a one month administration kit or that it had provided 30 or 31 administration kits. In the case of patients who received IDPN for only part of the month, NMC Homecare falsely and fraudulently listed the number of days between the patient's first and last IDPN treatment during the month. These false and fraudulent claims were paid by BC/BS of SC.

35. In or about May 1992 BC/BS of SC issued a second Medicare Advisory to NMC Homecare and other IDPN suppliers regarding procedure code B 4224, administration kits. This Advisory expressly stated that IDPN suppliers should not bill for 31 administration kits, if the patient only received IDPN 12-13 times per month. Upon receipt of this Advisory NMC Homecare's billing center personnel again initiated steps to comply with this Advisory.

35. NMC Homecare's senior officers at Waltham, MA realized that implementing this Advisory would reduce NMC Homecare's IDPN revenues and profits by nine (9) percent, or approximately $400,000 per month. NMC Homecare's senior officers instructed the billing center personnel not to implement the May 1992 Medicare Advisory relating to IDPN administration kits and to continue billing as they had been doing.

35. Thereafter, on monthly HCFA 1500 claim forms for IDPN patients, for dates of service between May 1, 1992 and June 30, 1992, NMC Homecare falsely and fraudulently listed on the claim forms that it had provided 30 or 31 administration kits, when, in fact, it had only provided 12 or 13 administration kits. In the case of patients who received IDPN for only part of the month, NMC Homecare falsely and fraudulently listed the number of days between the patient's first and last IDPN treatment during the month. These false and fraudulent claims were paid by BC/BS of SC.

               Hang Fees, Education Grants and Other Inducements
               -------------------------------------------------

35. It was the policy and practice of NMC Homecare to offer and pay hang fees in excess of $30 per bag, educational grants, and other remuneration to non-BMAs in order to induce IDPN referrals and to maintain existing IDPN customers. Such inducements were provided to non-BMAs when NMC Homecare was faced with competing IDPN suppliers and NMC Homecare believed that higher hang fees and other inducements were necessary to obtain or maintain the non-BMA's IDPN business.

35. IDPN Coordinators, General Manager, Regional Directors and other NMC Homecare staff were instructed to consider the IDPN referral potential of the non-BMA and the degree of competition from other IDPN providers, in deciding how high the hang fees and other inducements should be. In competitive situations, NMC Homecare regularly determined what it was willing to offer and pay a non-BMA for its IDPN business without regard to what the non-BMA's actual cost was in administering IDPN.

35. In or about February 1992 NMC Homecare introduced the calculation tool as a marketing device designed to respond to competitors who were offering inflated hang fees. Although the written policy of NMC Homecare, beginning in February 1992, was to require a calculation tool from a non-BMA before NMC Homecare would pay a hang fee in excess of $30 per bag, that policy was often ignored and the practice of NMC Homecare was to pay hang fees in excess of $30 per bag, without obtaining a calculation tool, when such payments were needed to obtain or maintain IDPN business.

35. In or about the summer of 1993 NMC Homecare became aware that the Inspector General of the U.S. Department of Health and Human Services had issued a report stating that hang fees in the $25 to $60 per bag range were legally questionable and apparent violations of the Medicare Anti-kickback Act. NMC Homecare's senior management directed that a sample calculation tool be prepared which purported to justify NMC Homecare's standard $30 hang fee. NMC Homecare knew that the true incremental cost to a dialysis facility of administering IDPN was less than $30 a bag and that it was illegal to pay a non-BMA more than its actual cost of administering IDPN.

35. In or about October 1993 NMC Homecare directed its IDPN Coordinators to take its new sample calculation tool to their existing customers who were receiving hang fees of $40 or more, but for whom NMC Homecare did not have a calculation tool. IDPN Coordinators were instructed to complete the tool with the facility to ensure that the cost reported on the calculation tool matched or was close to the hang fee amount NMC Homecare was already paying that non-BMA.

35. NMC Homecare regularly "backed into" the numbers on calculation tools. It was the practice of NMC Homecare personnel to complete the tool by starting with the final number desired, and fill in the time estimates needed to reach that final number. 61. NMC Homecare's IDPN Coordinators prepared sample calculation tools at specified levels, such as $40, $45 and $50 per bag, exchanged these calculation tools among themselves, provided these sample calculation tools to customers so they could fill out their own tool and sometimes submitted calculation tools to NMC Homecare headquarters without any input from the customer.

62. It was the policy and practice of NMC Homecare that no efforts were made to ensure that the costs reported on calculation tools were the true, actual costs of the non-BMAs in administering IDPN. Non-BMAs were not required to submit back-up documentation to substantiate purported costs greatly in excess of NMC Homecare's standard $30 hang fee, most calculation tools were not signed by the non-BMA, and most calculation tools received no review for accuracy or reasonableness.

62. It was the policy and practice of NMC Homecare to provide purported educational grants to non-BMAs as inducements to obtain IDPN referrals. Following the HHS Inspector General's 1993 report on hang fees, some non-BMAs preferred education grants, rather than higher hang fees, in return for their IDPN business. In awarding educational grants to non-BMAs, NMC Homecare instructed its General Managers to weigh the anticipated benefit of the grant (i.e. IDPN referrals) against its cost in deciding whether to pay an educational grant.

                                  OVERT ACTS
                                  ----------

     In furtherance of the conspiracy, and to effect the objects thereof, NMC Homecare and the co-conspirators, performed the following overt acts, among others, in the District of Massachusetts and elsewhere:

64. In or about November 1988, NMC Homecare began using the IIS form in connection with the preparation of IDPN claims to Medicare. This form allowed NMC Homecare to pick and choose the information it would present to Medicare in support its IDPN claims. 65. On or about December 1, 1988, NMC Homecare issued check No. 113 in the amount of ten thousand dollars ($10,000) payable to Florida Kidney Center for a purported education grant.

65. In or about March 1989, NMC Homecare's Clinical Reimbursement Department submitted 102 claims to Medicare for IDPN for dates of service in the period 10/1/87 to 4/30/88, in which it purposely deleted medical documentation which would tend to show the patient did not meet Medicare's coverage criteria.

65. In or about August 1989, NMC Homecare created an IDPN Task Force to clean-up previously unbilled IDPN claims from 1987 and 1988. These claims were unbilled because there was insufficient documentation that the patient met Medicare's coverage criteria for IDPN.

65. In or about November 1989, members of the IDPN Task Force visited dialysis units in Mississippi, Florida, Maryland,

Puerto Rico and Massachusetts to prepare IIS forms relating to the IDPN clean-up project.

65. In or about November 1989, NMC Homecare's Cincinnati/Columbus, Ohio branch wrote 14 IIS forms in one day, as part of the IDPN clean-up project, with assistance from an IDPN Coordinator assigned to the IDPN Task Force.

65. On or about November 30, 1989, NMC Homecare's Midwest Regional Director notified the President of NMC Homecare that a non-BMA in his territory had been approached by a competitor who offered a $50 hang fee and NMC Homecare decided that it would match that fee in order to be certain it would keep the account.

65. On or about March 2, 1990, the President of NMC Homecare signed a purported Research Agreement between NMC Homecare and Florida Kidney Center which required NMC Homecare to pay Florida Kidney Center one hundred thousand ($100,000) dollars.

65. On or about April 2, 1990, NMC Homecare signed an IDPN contract with Florida Kidney Center which provided that NMC Homecare would pay Florida Kidney Center a $35 per bag hang fee, a $35 per month per patient nutritional assessment fee, and provide Florida Kidney Center with five (5) cases of enteral supplements, per month.

65. In or about June 1990, NMC Homecare agreed to increase the hang fee paid to Houston Kidney Center from $30 to $50 per bag, in response to competitive pressures from another IDPN supplier.

65. In or about November 1990, NMC Homecare executives met in Ontario, California to discuss IDPN scale-up efforts in the Pacific Region.

65. In or about December 1990, the Manager of the Clinical Reimbursement Department traveled to Waltham, Massachusetts to meet with various NMC Homecare executives in preparation for the first meeting of the IDPN Special Interest Group.

65. On or about December 18, 1990, NMC Homecare increased its hang fee payments to L.E. Cox Medical Center in Springfield, Missouri in response to competition from another IDPN provider.

65. On or about January 10, 1991, the IDPN Special Interest Group met in Waltham, Massachusetts to discuss expanding NMC Homecare's IDPN business.

65. In or about February 1991, NMC Homecare's V.P. of Finance caused a copy of the Medicare Advisory relating to billing for IDPN administration kits to be faxed to NMC Homecare's headquarters in Waltham, Massachusetts.

65. In or about February and March 1991, senior executives at NMC Homecare's headquarters held a series of meetings relating to billing Medicare of IDPN administration kits and decided not to bill for the number of kits actually used, in direct contravention of Medicare's requirements.

65. In or about early March 1991, at the request of the V.P. of Operations, the Clinical Reimbursement Department analyzed the Medicare payment history on patients from Florida Kidney Centers, in preparation for a hang fee offer NMC Homecare was contemplating in response to competitive pressures.

65. On or about March 15, 1991, NMC Homecare's V.P. of Operations made a financial offer to Florida Kidney Centers for the purpose of securing its IDPN business. The offer included the following incentives: (1) a $65 hang fee; (2) a weekly $50 payment per patient for dietary consultations; (3) a $30,000 annual educational grant; (4) a $20,000 annual indigent patient drug fund; and (5) $15,000 worth of computer equipment.

65. On or about June 14, 1991, NMC Homecare issued an IDPN Clinical Manual which authorized IDPN Coordinators to infer the existence of certain GI diagnoses in potential IDPN patients, when no other GI diagnosis was available.

65. In or about September 1991, NMC Homecare agreed with Houston Kidney Center to increase its hang fee from $50 to $60 per bag, in response to competitive pressure.

65. In or about October 1991, the Clinical Reimbursement Department reported to NMC Homecare headquarters that the quality of clinical documentation supporting IDPN claims had decreased as the volume of IDPN patients had increased.

65. In or about February 1992, NMC Homecare held a national sales meeting in Phoenix, Arizona in which the Clinical Reimbursement Department made a presentation to the IDPN Coordinators regarding the preparation of IIS forms.

65. On or about February 10, 1992, NMC Homecare provided its sales staff with a sample calculation tool to use when negotiating IDPN contracts.

65. On or about February 28, 1992, NMC Homecare issued a policy memorandum to the field authorizing General Managers to award a non-BMA an education grant of up to $4,000 per year.

65. In or about May 1992, NMC Homecare's Lenexa, Kansas billing center notified NMC Homecare headquarters staff that a Medicare Advisory had been received stating that an IDPN provider could not bill for 31 administration kits if the patient received IDPN only 12-13 times in that month.

65. In or about June 1992, a series of meetings were held among NMC Homecare senior executives to discuss billing for IDPN administrative kits.

65. On or about July 4, 1992, the President of NMC directed the V.P. of Finance of NMC Homecare not to make any change in how NMC Homecare billed IDPN administration kits without talking with him.

65. On or about July 27, 1992, NMC Homecare entered into an IDPN contract with Lourdes Hospital in Paducah, Kentucky in which NMC Homecare agreed to pay a $50 hang fee.

65. On or about August 11 to 14, 1992, a group of NMC Homecare executives met in Lenexa, Kansas with the recently resigned head of the BC/BS of SC PEN unit to discuss processing of IDPN claims.

65. On or about September 11, 1992, NMC Homecare entered into an IDPN contract with Clark County Dialysis in Cincinnati, Ohio in which NMC Homecare agreed to pay a hang fee of $50.

65. On or about December 5, 1992, in response to competition from another IDPN provider, NMC Homecare entered into an IDPN contract with Bon Secours Dialysis Center in Baltimore, Maryland to pay a $40 hang fee for each bag of IDPN administered.

95. On or about December 23, 1992, NMC Homecare delivered two checks totaling $37,040 to Woodland Dialysis for hang fee payments covering IDPN therapies provided during the final eight months of 1992.

96. On or about January 26, 1993, NMC Homecare initiated IDPN therapy for Patient No. 1, a patient at BMA El Paso-West. The IIS form for this patient contains numerous false statements and material omissions, including GI symptoms the patient did not have, medications she was not taking, and false assertions she had been hospitalized for diabetic gastroparesis.

96. In or about February 1993, the Clinical Reimbursement Department made a presentation at NMC Homecare's National Managers Meeting. The presentation included a slide marked "Not to be used as a handout," in which it listed certain preferred medications to list on IIS forms, suggested that IIS forms not show alternating symptoms of diarrhea and constipation, and that they not show anorexia, alcohol induced or psychological conditions, senility and phrases such as "avoids eating" or any indication that the patient did not eat.

96. On or about June 18, 1993, NMC Homecare entered into an IDPN contract with Woodland Dialysis in which NMC Homecare agreed to a hang fee of $52 per bag and to provide $17,000 in educational grants.

96. In or about August 1993, NMC Homecare's IDPN Product Manager delivered a memorandum to the V.P. of Marketing, stating that the calculation tool was "developed as a marketing tool" to overcome "competitors offering inflated hang fees . . . when a non-BMA completes the calculation tool, they will be lucky to get $20.00. That was the point . . . sometimes the reps are confused and think they can't pay a certain amount unless the facility can justify it using the hang fee tool, that was not the intent."

96. On or about August 30, 1993, NMC Homecare executed an IDPN contract with the Hortense & Louis Rubin Dialysis Center in Albany, New York in which NMC Homecare agreed to pay a hang fee of $45 per bag.

96. On or about September 1, 1993, NMC Homecare senior executives held the first of a series of meetings at corporate headquarters in Waltham, Massachusetts to discuss IDPN hang fees, among other things.

96. On or about September 20, 1993, NMC Homecare entered into an IDPN contract with Good Samaritan Hospital in Portland, Oregon in which NMC Homecare agreed to pay a hang fee of $41 per bag.

96. On or about September 22, 1993, NMC Homecare entered into an IDPN contract with Lexington Clinic Kidney Center in Lexington, Kentucky in which it agreed to pay a hang fee of $45.

96. On or about October 13, 1993, the IDPN Product Manager sent a memo to the President of NMC Homecare in which she stated that only 80% of NMC Homecare's IDPN patients have "real" justified GI dysfunction.

96. On or about October 15, 1993, NMC Homecare issued a memorandum to its sales staff requiring that calculation tools be submitted within 30 days for all non-BMAs receiving hang fee payments of $40 or more for which no calculation tool was on file. In this memorandum, NMC Homecare instructed its employees to work with the non-BMAs to ensure that the cost reported on the calculation tool is consistent with (or close to) the hang fee currently being paid to that facility.

96. On or about October 18, 1993, NMC Homecare executed an IDPN contract with Dialysis Center of Middle Georgia in Macon, Georgia in which it agreed to pay a $40 hang fee.

96. On or about October 28 and 29, 1993, NMC Homecare held a national meeting of IDPN Coordinators in Waltham, Massachusetts, to discuss its hang fee policies, among other things.

96. On or about November 8, 1993, NMC Homecare's San Diego branch General Manager approved the payment of a $1,560 invoice submitted by San Diego Dialysis Services for IDPN treatments provided in October 1993 at the rate of $60 per bag.

96. On or about November 13, 1993, NMC Homecare signed an IDPN contract with Houston Kidney Center-Southeast in which NMC Homecare agreed to pay a hang fee of $50 per bag.

96. On or about January 4, 1994, NMC Homecare executed an addendum to its IDPN contract with Ozarks Dialysis Services in Springfield, Missouri in which NMC Homecare agreed to pay a hang fee of $50 per bag.

96. On or about January 26, 1994, NMC Homecare sent a memo to its field staff authorizing General Manager to give annual educational grants to non-BMAs of up to $4,000.

96. On or about February 7, 1994, NMC Homecare participated in a telephone Fair Hearing relating to the appeal of denied IDPN claims relating to Patient No. 2, a patient at BMA Chicopee. NMC Homecare failed to advise the FH officer that there were numerous false statements and material omissions on the IIS form it submitted in support of this hearing, including false statements relating to symptoms, medications, lab values and enteral supplements.

96. On or about February 9, 1994, NMC Homecare initiated IDPN therapy for Patient No. 3, a patient at the BMA of McAllen, Texas. The IIS form relating to this patient contained numerous false statements and material omissions, including false diagnosis, symptoms, medications, weight loss and enteral supplements, and failure to disclose the patient had been started on IDPN because of two hospitalizations.

96. On or about February 17, 1994, the President of NMC Homecare wrote to the President of NMC, stating that NMC Homecare's IDPN patient census had fallen dramatically in the last several months because in the past NMC Homecare had been able to put patients on IDPN "w/o GI disorder/malabsorption," but the new DMERCs were applying the coverage criteria more strictly.

96. On or about April 22, 1994, NMC Homecare initiated IDPN therapy for Patient No. 4, a patient in the Cincinnati, Ohio area. The IIS form for this patient contains false information and material omissions, including using an albumin lab value of 2.8 to justify IDPN, when a repeat test, one week later, before IDPN therapy started, had a value of 4.2.

96. On or about May 26, 1994, NMC Homecare participated in a telephone Fair Hearing on denied IDPN claims relating to Patient No. 2. It continued to rely on an IIS form containing numerous false statements and material omissions, and also falsely reported to the FH officer that the patient had lost 30 pounds in four months prior to the start of IDPN.

96. Beginning on or about October 10, 1994, and continuing through on or about October 6, 1995, as detailed below, for the patient indicated, NMC Homecare submitted a claim to Medicare for reimbursement for IDPN, which was paid, which was a false claim, because it was based on an IIS form which contained false statements and material omissions:

       Patient No. 1    Patient No. 3  Patient No. 4
       -------------    -------------  -------------

       10/10/94         10/11/94       01/04/95
       11/11/94         11/17/94       01/10/95
       12/08/94         12/12/94       02/21/95
       01/09/95                        03/07/95
       02/08/95                        04/07/95

          03/09/95                        05/08/95
          03/17/95                        06/13/95
          04/11/95                        07/07/95
          05/11/95                        09/07/95
          06/09/95                        09/12/95
          07/12/95                        10/06/95
          08/11/95
          09/08/95

96. In or about November 1994, NMC Homecare paid $1,300 to Bethany Dialysis in Bethany, Oklahoma, representing hang fee payments at $50 per bag for IDPN treatments administered during the month of October 1994.

96. In or about November 1994, NMC Homecare paid $1,600 to Lourdes Dialysis in Paducah, Kentucky, representing hang fee payments at $40 per bag for IDPN treatments administered during the month of October 1994.

96. On or about December 1, 1994, NMC Homecare issued check number 19157 in the amount of $2,385 to Hortense & Louis Rubin Dialysis Center representing hang fee payments at $45 per bag for IDPN treatments administered during the month of September 1994.

96. In or about January 1995, NMC Homecare paid $946 to Angelina Dialysis in Houston, Texas, representing hang fee payments at $43 per bag for IDPN treatments administered during the month of December 1994.

96. On or about January 19, 1995, NMC Homecare issued check number 025273 in the amount of $6,360 to Houston Kidney Center representing hang fee payments at $60 per bag for IDPN treatments administered during the month of December 1994.

96. On or about January 28, 1995, NMC Homecare issued check number 035821 in the amount of $5,160 and check number 035820 in the amount of $1,548 to Woodland Dialysis representing hang fee payments at $52 per bag for IDPN treatments at Woodland during the month of December 1994.

96. On or about March 14, 1995, NMC Homecare executed an amendment to an IDPN contract with AKC Broward, in Pompano Beach, Florida, in which NMC Homecare agreed to pay a hang fee of $40 per bag.

96. On or about June 9, 1995, NMC Homecare decided to withdraw IDPN claims relating to Patient No. 2 from an ALJ Hearing scheduled for June 27, 1995. NMC Homecare knew there was no GI diagnosis. NMC Homecare failed to disclose to the ALJ, however, the numerous false statements and material omissions it had used to get prior claims paid relating to this patient and failed to refund the money to Medicare it had received on those claims.

96. In or about July 1995, NMC Homecare paid $2,650 to Midway Dialysis Center, representing hang fee payments at $50 per bag for IDPN treatments administered during the month of June 1995.

96.       On or about July 5, 1995, NMC Homecare executed an

IDPN contract with Beverly Hospital in Beverly, Massachusetts in which NMC Homecare agreed to pay a hang fee of $40 per bag.

96. On or about August 28, 1995, NMC Homecare executed an IDPN contract with Jewish Hospital Dialysis Unit in St. Louis, Missouri in which NMC Homecare agreed to pay a hang fee of $40 per bag.

96. In or about September 1995, NMC Homecare paid $5,880 to Charlotte Hungerford Hospital in Torrington, Connecticut, representing hang fee payments at $40 per bag for IDPN treatments administered during the month of August 1995.

96. In or about October 1995, NMC Homecare paid $1,560 to Missouri Delta Community Hospital in Sikeston, Missouri, representing hang fee payments at $40 per bag for IDPN treatments administered during the month of September 1995.

96. In or about November 1995, NMC Homecare paid $1,800 to Nephroplex Service Center in Mount Vernon, Illinois, representing hang fee payments at $40 per bag for IDPN treatments administered during the month of October 1995.

96. In or about November 1995, NMC Homecare paid $2,720 to Quachita Regional Dialysis Center in Kansas, representing hang fee payments at $40 per bag for IDPN treatments administered during the month of October 1995. (All in violation of Title 18, United States Code, Section 371.)

COUNT TWO           (18 U.S.C. (S) 286  -- Conspiracy to Defraud the
---------
                    United States by Obtaining Payment of False or Fraudulent
                    Claims) 133. The allegations set forth in paragraphs 1-3 and 5-16 are incorporated herein and realleged as if fully set forth herein.

134. LIFECHEM was a clinical blood testing laboratory which specialized in performing blood tests for ESRD patients. LIFECHEM operated two clinical laboratories, one located in Northvale, New Jersey, and the other in Woodland Hills, California. BMAs were generally required to use LIFECHEM for laboratory blood tests. LIFECHEM had to compete with other blood testing laboratories for the business of non-BMAs.

135. LIFECHEM was an approved supplier of Medicare services under Title XVIII of the Social Security Act of 1965. As an approved supplier, LIFECHEM was authorized to submit directly to the carriers under contract with HCFA lawful claims for reimbursement for clinical laboratory blood tests. At all pertinent times, LIFECHEM submitted its claims for Medicare reimbursement to Pennsylvania Blue Shield of Camp Hill, Pennsylvania, later known as Xact Medicare Services, a carrier under contract with HCFA. LIFECHEM was also authorized to submit directly to CHAMPUS claims for laboratory services provided to individuals covered by CHAMPUS.

136. MPD employed a sales force of Dialysis Services Specialists, who were assigned a designated geographic territory and sold both the dialysis products of MPD and the blood testing services of LIFECHEM. These salespersons called on both BMAs and non-BMAs within their territory and their compensation included salary and commissions.

137. For ESRD patients who received dialysis treatments at a Medicare approved dialysis facility, Medicare established a composite rate payment that was paid directly to the dialysis facility and included payment for certain laboratory blood tests at designated frequencies that were needed in the care and treatment of ESRD patients. These laboratory blood tests covered by the composite rate were known as "Routine Tests," and were not separately billable by LIFECHEM to Medicare. Medicare paid the dialysis facility for the Routine Tests, and it was the responsibility of the dialysis facility to pay the blood testing laboratory, such as LIFECHEM, for its provision of Routine Tests.

138. Frequently ESRD patients suffered from additional medical problems and complications which required medical treatment beyond the process of dialysis. For such persons, additional monitoring of the blood was sometimes medically necessary, and these additional laboratory blood tests were referred to as "Non-Routine Tests."

139. The Medicare Program separately paid for Non-Routine Tests by directly reimbursing the clinical laboratory, such as LIFECHEM, on a fee-for-service basis. The Non-Routine Tests were lawfully reimbursable by the Medicare Program only if they were reasonable and medically necessary for the diagnosis or treatment of signs or symptoms of illness or injury in ESRD patients other than ESRD, except for certain Non-Routine Tests enumerated by HCFA that were allowed at specified frequencies for ESRD patients

 ("Medicare Allowable Tests"). To obtain reimbursement for Non-Routine Tests provided to ESRD patients, LIFECHEM was required to certify to HCFA, through its Medicare carrier, that the tests were medically necessary.

140. An automated laboratory machine, sometimes known as a sequential multiple analysis computer, was capable of performing a "panel" or "battery" of more than 20 chemistry tests on a single specimen of blood. At LIFECHEM, at all pertinent times, this automated battery of chemistry tests was known as a "Chem 20." For most ESRD patients, once a month, Medicare paid for LIFECHEM's Chem 20 as part of the Composite Rate Payment made directly to the dialysis facilities. The defendant LIFECHEM knew that individual chemistry tests, performed as part of LIFECHEM's monthly Chem 20, were not lawfully separately billable to Medicare on a fee-for-service basis, and that to submit separate bills for such services constituted duplicate bills for services for which Medicare had already paid.

141. From in or about the mid-1980's, LIFECHEM offered for sale to dialysis physicians, and received reimbursement from Medicare and from CHAMPUS for, a group of tests that LIFECHEM called a Hepatitis panel. The Hepatitis panel consisted of, among other tests, a Hepatitis B surface antigen test ("antigen"), a Hepatitis B surface antibody test ("antibody"), and a Hepatitis B IgM Core test ("IgM Core")(collectively, the "Hepatitis B related tests"). At relevant times, the Hepatitis B related tests were also offered individually.

142. For all ESRD patients, Medicare and CHAMPUS paid for one annual antibody test or one annual IgM Core test, but not both, as a Medicare Allowable Test. Medicare and CHAMPUS paid for additional antibody and IgM Core tests so long as the tests were medically necessary for the treatment or diagnosis of the patient's medical condition other than ESRD.

143. Prior to August, 1991, LIFECHEM knew that IgM Core tests were not routinely medically necessary for any ESRD patient, but were only necessary for ESRD patients in certain limited circumstances such as upon admission or readmission to a dialysis facility or for the rare patient who had active Hepatitis B disease. LIFECHEM further knew, prior to August, 1991, that while the IgM Core test was separately available to physicians, physicians rarely, if ever, individually ordered the IgM Core test for their ESRD patients.

144. Medicare also paid for a clinical laboratory test for the Hepatitis C antibody ("Hepatitis C") so long as the test was ordered by a physician who considered the test to be medically necessary for the treatment or diagnosis of the patient's medical condition other than ESRD.

145. As of August, 1991, LIFECHEM knew that repeat Hepatitis C testing on ESRD patients who were confirmed positive for the Hepatitis C antibody was not medically necessary. LIFECHEM further knew, as of August, 1991, that while LIFECHEM made the Hepatitis C test available to physicians, physicians infrequently ordered the Hepatitis C test for their ESRD patients.

                                 The Conspiracy
                                 --------------

146. From in or about January, 1991 through in or about June, 1997, the exact dates being unknown to the United States Attorney, in Waltham and elsewhere in the District of Massachusetts, in Northvale and Rockleigh, New Jersey, and elsewhere in the United States, the defendant

     LIFECHEM, INC., together with others known and unknown to the United States Attorney, did knowingly, intentionally and willfully agree, combine, and conspire to defraud the United States, and its agency the Health Care Financing Administration, in its administration of the Medicare Program, by obtaining and aiding to obtain the payment and allowance of hundreds of thousands of false, fictitious and fraudulent claims for: (1) Hepatitis B IgM Core tests included as part of a Hepatitis panel that LIFECHEM knew were not medically necessary for the diagnosis or treatment of Medicare beneficiaries because the tests were performed on patients who were existing patients in a dialysis facility and who did not suffer from active Hepatitis B disease; (2) Hepatitis C Antibody tests included as part of a Hepatitis panel that LIFECHEM knew were not medically necessary for the diagnosis or treatment of Medicare beneficiaries because they were performed on ESRD patients who had already been confirmed positive for the Hepatitis C antibody; (3) chemistry tests performed by the laboratory as part of LIFECHEM's automated Chem 20 for which Medicare had already paid through the Composite Rate Payment, and which LIFECHEM knew were not lawfully billable a second time to

Medicare; and (4) additional medically unnecessary blood laboratory tests generated by LIFECHEM's paneling and marketing activities designed to manipulate physician ordering practices for blood laboratory tests on their ESRD patients, all for the purpose of obtaining a substantial increase in orders for particular laboratory tests that were highly profitable for LIFECHEM, without regard to whether the increased testing was medically necessary for the diagnosis or treatment of Medicare beneficiaries; so that LIFECHEM could unlawfully obtain at least $22,900,000 in reimbursement from the Medicare Program to which it was not entitled.

                          OBJECTIVE OF THE CONSPIRACY
                          ---------------------------

147. LIFECHEM had, as the objective of this conspiracy, increasing the laboratory blood testing conducted on thousands of ESRD patients, without regard to the medical necessity for such blood testing in the diagnosis or treatment of those Medicare beneficiaries, all to obtain unlawful reimbursement from the Medicare program for that additional medically unnecessary testing. LIFECHEM obtained this additional reimbursement by submitting false, fictitious and fraudulent claims for payment to the Medicare Program for these blood tests, which claims falsely certified to Medicare that the laboratory blood tests were medically necessary when LIFECHEM knew that they were not. A further objective of the conspiracy was to submit false, fictitious and fraudulent claims for payment for individual chemistry tests that were being performed in the laboratory on a sequential multi-channel analyzer as part of LIFECHEM's automated

Chem 20, for which Medicare had already paid, all to enable LIFECHEM to obtain further unlawful reimbursement from the Medicare program to which LIFECHEM was not entitled. As a consequence of these unlawful objectives, LIFECHEM also submitted claims for medically unnecessary blood testing to other federal health care insurance programs, including CHAMPUS, that sought payment for the performance of medically unnecessary laboratory tests on dialysis patients insured by those programs.

148. As a result of this conspiracy, the defendant LIFECHEM, together with others known and unknown to the United States Attorney, in fact defrauded the United States and the Medicare Program through the submission of false, fictitious and fraudulent claims in an amount of $22,900,000 dollars.

                       MANNER AND MEANS OF THE CONSPIRACY
                       ----------------------------------
149. It was a part of the manner and means of the conspiracy that the defendant LIFECHEM, together with others known and unknown to the United States
Attorney:

     a. bundled a Hepatitis C antibody test with LIFECHEM's Hepatitis panel, so that each time a doctor ordered a Hepatitis panel, a Hepatitis C antibody test was performed for the same patient, without regard to whether the test was medically necessary in the treatment and diagnosis of the patient's medical condition;

     b. marketed and promoted the frequent ordering of LIFECHEM's Hepatitis panel for all ESRD patients, so that each time a doctor ordered a Hepatitis panel, the IgM Core test was automatically performed for the same patient without regard to whether the test was medically necessary in the treatment and diagnosis of the patient's medical condition;

     c. supplied to physicians LIFECHEM's paper requisition or laboratory test order forms which made it difficult for physicians to (1) order LIFECHEM's Hepatitis panel without the bundled Hepatitis C test and IgM Core test; and (2) understand what Hepatitis tests were included on LIFECHEM's Hepatitis panel; and which discouraged physicians from ordering LIFECHEM's Hepatitis panel without the bundled tests;

     d. misled physicians by falsely suggesting to them that ordering LIFECHEM's laboratory blood tests in a panel or profile such as the Hepatitis panel was cheaper or more economical than selectively ordering individual blood tests, and by failing to disclose to physicians the fact that LIFECHEM was charging the Medicare Program separately for each of the bundled tests at the Medicare fee schedule;

     e. provided incentives in the form of commissions to MPD's sales force to encourage and promote the sale to the BMAs of LIFECHEM's Hepatitis panels without regard to whether the additional Hepatitis C and IgM Core tests within the Hepatitis panel were medically necessary in the diagnosis and treatment of the patients' conditions other than ESRD;

     f. supplied to dialysis facilities a computer and computerized test ordering software which encouraged physicians to order LIFECHEM's Hepatitis panels rather than individual tests; which made it difficult to order LIFECHEM's Hepatitis panel without the bundled Hepatitis C test or IgM Core test; and which made it difficult for physicians to understand what tests were included on LIFECHEM's Hepatitis panel;

     g. utilized certain MPD sales personnel to install a computerized ordering system in the BMAs, and submitted or caused to be submitted claims for payment to Medicare for a sudden increase in orders from the BMAs of LIFECHEM's Hepatitis panels in one sales region, without regard to whether the additional tests were medically necessary in the diagnosis or treatment of the ESRD patients' medical conditions other than ESRD;

     h. misled physicians in some instances by incorrectly suggesting to them that BMA medical policy required or encouraged the routine ordering of LIFECHEM's Hepatitis panels;

     i. obtained diagnosis codes, known as ICD-9 codes, for Hepatitis panels from dialysis clinics to enable LIFECHEM to provide medical justification to the Medicare carrier for the Non-Routine Tests, without disclosing to the Medicare carrier that not every test on the Hepatitis panel had been ordered separately by the physician as being medically necessary;

     j. billed the Medicare Program for these bundled Hepatitis C and IgM Core tests, all the while knowing that the tests had not been ordered knowingly by doctors as medically necessary tests for their patients, and further falsely certified to the Medicare Program and to CHAMPUS that the tests were medically necessary when LIFECHEM knew that many of them were not medically necessary;

     k. collected from the Medicare Program about $16.00, more or less, for each Hepatitis B IgM Core test; $19.00, more or less, for each Hepatitis C antibody test; and collected from CHAMPUS about $34.00, more or less, for each Hepatitis B IgM Core test; and

          l. billed the Medicare Program for the same test twice by billing once to the dialysis facility for the entire panel which was reimbursed by Medicare through the composite rate, and again directly to the Medicare Program for certain individual tests included within the panel, knowing that the bills were duplicate bills and were not lawfully reimbursable.

                                  OVERT ACTS
                                  ----------

     150. In furtherance of the conspiracy, the defendant LIFECHEM, together with others known and unknown to the United States Attorney, committed, among other acts, the following overt acts in the District of Massachusetts and elsewhere:

          a. In or about May, 1991, the defendant LIFECHEM and others initiated a Profit Recovery Program to offset revenue losses from government regulatory actions in connection with the manufacturing of certain MPD dialysis products by adding the Hepatitis C test to LIFECHEM's Hepatitis panel, and by marketing and causing the substitution of the Hepatitis panel for the individual Hepatitis test ordering practices then in place at the BMAs (the "Hepatitis plan").

          b. In or about June 1991, the General Manager of LIFECHEM obtained approval from the President of NMC, and the President and the Vice President of Finance of MPD, among others, to purchase equipment to enable LIFECHEM to perform additional Hepatitis testing that was expected to result from the Hepatitis plan, which, the General Manager informed her superiors, included an estimated additional 55,000 Hepatitis C tests and an additional 94,117 IgM Core tests that she expected would result from the implementation of the Hepatitis plan in the first year alone.

          c. In or about June, 1991, to justify approval to purchase the laboratory equipment that defendant LIFECHEM needed to perform the additional Hepatitis tests, the General Manager of LIFECHEM informed the President of NMC, and the President and Vice President of Finance of MPD, among others, that LIFECHEM projected an increase in 1991 revenue by $524,000 and profit from operations ("PFO") by $308,000 if the Hepatitis C test could be added to the Hepatitis panel by July 1, 1991, with a five year projected revenue stream of over $6,000,000 and PFO of over $3,300,000; and that LIFECHEM projected an increase in 1991 revenue by $2,083,000 with a PFO of $1,330,000 if Hepatitis panels were substituted for individual Hepatitis test ordering in the BMAs, with a five year projected revenue stream of $27,453,952 with a PFO of $18,989,618.

          d. In or about June 1991, the LIFECHEM Product Manager notified the MPD sales force about the new plan to market LIFECHEM's Hepatitis panels and explained that the goal was to cause BMA physicians to order the entire Hepatitis panel rather than the separate Hepatitis B antigen and/or antibody tests then being ordered by those physicians.

          e. On or about July 31, 1991, the LIFECHEM Product Manager announced the addition of the Hepatitis C test to the

LIFECHEM Hepatitis panel, without providing customers an option on the pre-printed requisition forms to obtain the LIFECHEM Hepatitis panel without the added Hepatitis C test.

          f. In or about August 1991, the LIFECHEM General Manager and Product Manager, and the MPD Vice-President of Marketing, rejected a plan to prevent repeated medically unnecessary testing for Hepatitis C on ESRD patients who were previously confirmed positive for the antibody.

          g. In or about September, 1991, the LIFECHEM General Manager directed that no separate panel would be included on the LIFECHEM pre-printed requisition form to provide doctors the choice of ordering LIFECHEM's Hepatitis panel without the added Hepatitis C blood test, despite complaints about the lack of choice from both physicians and the MPD sales force, and despite requests certain from physicians to delete the Hepatitis C test from the Hepatitis panel.

          h. In or about January 1992, after an important customer of LIFECHEM threatened to withdraw its entire laboratory business if the Hepatitis C test was not deleted from LIFECHEM's Hepatitis panel, LIFECHEM created a special panel without the Hepatitis C test for that particular customer only, and did not offer that choice to any other LIFECHEM customer.

          i. LIFECHEM supplied to dialysis clinics preprinted paper LIFECHEM requisition forms that, from August, 1991 through early 1993, did not list the contents of the Hepatitis panel on the front of the form and did not offer physicians the option of ordering LIFECHEM's Hepatitis panel without the Hepatitis C test.

          j. From in or about 1991 through 1994, certain members of the MPD sales force falsely informed some physicians and others that ordering the LIFECHEM Hepatitis panel was the standard of care at the BMA's, falsely informed physicians and others that ordering the tests in the LIFECHEM Hepatitis panel was more economical than ordering tests separately as needed for individual patients, and failed to provide material information to physicians and others regarding the cost to Medicare for the often medically unnecessary Hepatitis C tests and IgM Core tests included on LIFECHEM's Hepatitis panel.

          k. In or about June, 1992, MPD announced a new commission program designed to increase sales of LIFECHEM's Hepatitis panel by paying each sales representative $3.00 for each additional Hepatitis panel sold with the Hepatitis C test, and $2.00 per panel for every Hepatitis panel sold without the Hepatitis C test.

          l. In or about August, 1992, LIFECHEM's General Manager sought and received approval from the President of NMC, and the President and the Vice President of Finance of MPD, and others, to purchase equipment for LIFECHEM to perform the anticipated additional Hepatitis tests resulting from the further sales and marketing efforts, and she informed them that the projected increase in 1992 revenues would be $763,000 with PFO by $465,000 as a result of the additional testing to be performed by LIFECHEM.

          m. From in or about January, 1993 through June, 1994, LIFECHEM purchased and installed a computerized laboratory test ordering system in both BMA and non-BMA dialysis clinics, which system included software that did not include on the computerized ordering screen the contents of the Hepatitis panel, and that made it difficult to order the Hepatitis panel without the added Hepatitis C test, and that made it difficult to order Hepatitis tests for individual patients based upon their serologic status.

          n. From in or about January, 1993 through June, 1994, LIFECHEM directed the sales force of MPD, and others, to install the computers and to instruct employees of the dialysis facilities about how to set up standing orders, and how to use an "assign all" function on the LIFECHEM computerized ordering system, that would assign the test for all patients, or a designated group of patients, in a dialysis facility, and would assign for billing purposes and insert into the computer the same ICD-9 diagnosis code as the medical justification for performing a particular laboratory blood test for each and every patient, or group of patients, at a given facility, regardless of each individual patient's medical condition.

          o. From in or about March, 1994 through June, 1994, LIFECHEM utilized the MPD sales force to install LIFECHEM's computerized ordering system at the BMAs, despite the potential for abuse by a sales force whose commissions were tied directly to the number of BMA orders for particular enumerated laboratory tests, such as Hepatitis panels, and which, in some cases, resulted in increased medically unnecessary laboratory blood testing and caused the addition of tests to orders for individual patients without the physician's knowledge or approval.

          p. From in or about August, 1991 through June, 1997, the defendant LIFECHEM submitted false, fictitious and fraudulent claims to the Medicare Program for Hepatitis B IgM Core tests that the defendant LIFECHEM knew were not medically necessary for the diagnosis or treatment of a Medicare Program beneficiary, and without disclosing that lack of medical necessity to the Medicare Program, HCFA, or any carriers employed by the Medicare Program for the processing and payment of claims. By this conduct, the defendant LIFECHEM received at least $8,000,000 in payment from Medicare to which LIFECHEM was not entitled. Among many other medically unnecessary Hepatitis B IgM Core tests that LIFECHEM caused to be billed to the Medicare Program were the following tests, conducted on or about the dates set forth below, and billed to the Medicare Program on or about the dates set forth below, using the "HIC" code indicated:
---------------------------------------------------------------------------
     HIC No.           Date of Service         Date Claim Submitted
-----------------  -----------------------  -------------------------------
Patient A               8/15/94                 8/23/94
---------------------------------------------------------------------------
Patient A               9/19/94                 9/27/94
---------------------------------------------------------------------------
Patient A              10/17/94                10/24/94
---------------------------------------------------------------------------
Patient A              11/14/94                11/22/94
---------------------------------------------------------------------------
Patient A              12/12/94                12/19/94
---------------------------------------------------------------------------
Patient A                1/2/95                 1/17/95
---------------------------------------------------------------------------
Patient A                2/6/95                 2/16/95
---------------------------------------------------------------------------
Patient A                3/6/95                 3/14/95
---------------------------------------------------------------------------
Patient A                4/3/95                 4/20/95
---------------------------------------------------------------------------
Patient A                5/1/95                  5/8/95
---------------------------------------------------------------------------
Patient B                8/3/94                 8/10/94
---------------------------------------------------------------------------
Patient B                9/7/94                 9/14/94

---------------------------------------------------------------------------
Patient B              10/5/94                  10/14/94
---------------------------------------------------------------------------
Patient B              11/9/94                  11/15/94
---------------------------------------------------------------------------
Patient B              12/7/94                  12/13/94
---------------------------------------------------------------------------
Patient B               1/4/95                   1/17/95
---------------------------------------------------------------------------
Patient B               2/8/95                   2/23/95
---------------------------------------------------------------------------
Patient B               3/8/95                   3/14/95
---------------------------------------------------------------------------
Patient B               5/3/95                    5/9/95
---------------------------------------------------------------------------
Patient B               7/5/95                   7/17/95
---------------------------------------------------------------------------
Patient B               8/9/95                   8/15/95
---------------------------------------------------------------------------
Patient B               9/6/95                   9/12/95
---------------------------------------------------------------------------
Patient C               8/1/94                    8/8/94
---------------------------------------------------------------------------
Patient C              9/12/94                   9/22/94
---------------------------------------------------------------------------
Patient C              10/3/94                  10/10/94
---------------------------------------------------------------------------
Patient C              11/7/94                  11/14/94
---------------------------------------------------------------------------
Patient C              12/5/94                  12/19/94
---------------------------------------------------------------------------
Patient C               1/9/95                   1/19/95
---------------------------------------------------------------------------
Patient C               2/6/95                   2/16/95
---------------------------------------------------------------------------
Patient C               3/6/95                   3/16/96
---------------------------------------------------------------------------
Patient D               8/4/95                   8/15/94
---------------------------------------------------------------------------
Patient D               9/8/94                   9/19/94
---------------------------------------------------------------------------
Patient D              10/6/94                  10/12/94
---------------------------------------------------------------------------
Patient D              11/3/94                  11/10/94
---------------------------------------------------------------------------
Patient D              12/8/94                  12/19/94
---------------------------------------------------------------------------
Patient D               1/5/95                   1/17/95
---------------------------------------------------------------------------
Patient D               2/2/95                   2/14/95
---------------------------------------------------------------------------
Patient D               3/2/95                    3/9/95
---------------------------------------------------------------------------
Patient D               4/7/95                   4/21/95
---------------------------------------------------------------------------
Patient D               5/4/95                   5/11/95
---------------------------------------------------------------------------
Patient D               6/8/95                   6/15/95
---------------------------------------------------------------------------
Patient D               7/6/95                   7/14/95
---------------------------------------------------------------------------
Patient D               8/3/95                    8/8/95

---------------------------------------------------------------------------
Patient E               8/8/94                   8/15/94
---------------------------------------------------------------------------
Patient E              9/13/94                   9/20/94
---------------------------------------------------------------------------
Patient E             10/10/94                  10/18/94
---------------------------------------------------------------------------
Patient E             11/14/94                  11/21/94
---------------------------------------------------------------------------
Patient E             12/12/94                  12/19/94
---------------------------------------------------------------------------
Patient E               1/9/95                   1/24/95
---------------------------------------------------------------------------
Patient E              2/13/95                   2/28/95
---------------------------------------------------------------------------
Patient E              3/13/95                   3/23/95
---------------------------------------------------------------------------
Patient E              4/10/95                   4/21/95
---------------------------------------------------------------------------
Patient E               5/8/95                   5/15/95
---------------------------------------------------------------------------
Patient E              7/17/95                   7/25/95
---------------------------------------------------------------------------
Patient E              8/21/95                   8/29/95
---------------------------------------------------------------------------
Patient F               2/8/95                   2/27/95
---------------------------------------------------------------------------
Patient F               4/6/95                   4/20/95
---------------------------------------------------------------------------
Patient F               5/3/95                   5/11/95
---------------------------------------------------------------------------
Patient F               6/7/95                   6/15/95
---------------------------------------------------------------------------
Patient F               7/5/95                   7/14/95
---------------------------------------------------------------------------
Patient F               8/9/95                   8/17/95
---------------------------------------------------------------------------
Patient F               9/6/95                   9/12/95
---------------------------------------------------------------------------

          q. From in or about August, 1991 through June, 1997, the defendant LIFECHEM submitted false, fictitious and fraudulent claims for payment to the Medicare Program for Hepatitis C antibody tests that LIFECHEM knew were not medically necessary for the diagnosis or treatment of a Medicare Program beneficiary, and without disclosing that lack of medical necessity to the Medicare Program, HCFA, or any carriers employed by the Medicare Program for the processing and payment of claims. By this conduct, LIFECHEM received at least $1,900,000 in payment to which LIFECHEM was not entitled. Among many other medically unnecessary Hepatitis B IgM Core tests that LIFECHEM caused to be billed to the Medicare Program were the following tests, conducted on or about the dates set forth below, and billed to the Medicare Program on or about the dates set forth below, using the "HIC" code indicated:

---------------------------------------------------------------------------
     HIC No.                   Date of Service         Date Claim Submitted
     -------                   ---------------         --------------------
---------------------------------------------------------------------------
Patient A                          8/15/94                      8/23/94
---------------------------------------------------------------------------
Patient A                          9/19/94                      9/27/94
---------------------------------------------------------------------------
Patient A                         10/17/94                     10/24/94
---------------------------------------------------------------------------
Patient A                         11/14/94                     11/22/94
---------------------------------------------------------------------------
Patient A                         12/12/94                     12/19/94
---------------------------------------------------------------------------
Patient A                           1/2/95                      1/17/95
---------------------------------------------------------------------------
Patient A                           2/6/95                      2/16/95
---------------------------------------------------------------------------
Patient A                           3/6/95                      3/14/95
---------------------------------------------------------------------------
Patient A                           4/3/95                      4/20/95
---------------------------------------------------------------------------
Patient A                           5/1/95                       5/8/95
---------------------------------------------------------------------------
Patient B                           8/3/94                      8/10/94
---------------------------------------------------------------------------
Patient B                           9/7/94                      9/14/94
---------------------------------------------------------------------------
Patient B                          10/5/94                     10/14/94
---------------------------------------------------------------------------
Patient B                          11/9/94                     11/15/94
---------------------------------------------------------------------------
Patient B                          12/7/94                     12/13/94
---------------------------------------------------------------------------
Patient B                           1/4/95                      1/17/95
---------------------------------------------------------------------------
Patient B                           2/8/95                      2/23/95
---------------------------------------------------------------------------
Patient B                           3/8/95                      3/14/95
---------------------------------------------------------------------------
Patient B                           5/3/95                       5/9/95
---------------------------------------------------------------------------
Patient B                           7/5/95                      7/17/95
---------------------------------------------------------------------------
Patient B                           8/9/95                      8/15/95
---------------------------------------------------------------------------
Patient B                           9/6/95                      9/12/95
---------------------------------------------------------------------------
Patient C                           8/1/94                       8/8/94
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Patient C                          9/12/94                      9/22/94
---------------------------------------------------------------------------
Patient C                          10/3/94                     10/10/94
---------------------------------------------------------------------------
Patient C                          11/7/94                     11/14/94
---------------------------------------------------------------------------
Patient C                          12/5/94                     12/19/94
---------------------------------------------------------------------------
Patient C                           1/9/95                      1/19/95
---------------------------------------------------------------------------
Patient C                           2/6/95                      2/16/95
---------------------------------------------------------------------------
Patient C                           3/6/95                      3/16/96
---------------------------------------------------------------------------
Patient D                           8/4/95                      8/15/94
---------------------------------------------------------------------------
Patient D                           9/8/94                      9/19/94
---------------------------------------------------------------------------
Patient D                          10/6/94                     10/12/94
---------------------------------------------------------------------------
Patient D                          11/3/94                     11/10/94
---------------------------------------------------------------------------
Patient D                          12/8/94                     12/19/94
---------------------------------------------------------------------------
Patient D                           1/5/95                      1/17/95
---------------------------------------------------------------------------
Patient D                           2/2/95                      2/14/95
---------------------------------------------------------------------------
Patient D                           3/2/95                       3/9/95
---------------------------------------------------------------------------
Patient D                           4/7/95                      4/21/95
---------------------------------------------------------------------------
Patient D                           5/4/95                      5/11/95
---------------------------------------------------------------------------
Patient D                           6/8/95                      6/15/95
---------------------------------------------------------------------------
Patient D                           7/6/95                      7/14/95
---------------------------------------------------------------------------
Patient D                           8/3/95                       8/8/95
---------------------------------------------------------------------------
Patient E                           8/8/94                      8/15/94
---------------------------------------------------------------------------
Patient E                          9/13/94                      9/20/94
---------------------------------------------------------------------------
Patient E                         10/10/94                     10/18/94
---------------------------------------------------------------------------
Patient E                         11/14/94                     11/21/94
---------------------------------------------------------------------------
Patient E                         12/12/94                     12/19/94
---------------------------------------------------------------------------
Patient E                           1/9/95                      1/24/95
---------------------------------------------------------------------------
Patient E                          2/13/95                      2/28/95
---------------------------------------------------------------------------
Patient E                          3/13/95                      3/23/95
---------------------------------------------------------------------------
Patient E                          4/10/95                      4/21/95
---------------------------------------------------------------------------
Patient E                           5/8/95                      5/15/95
---------------------------------------------------------------------------
Patient E                          7/17/95                      7/25/95
---------------------------------------------------------------------------

_______________________________________________________________________
Patient E                          8/21/95                      8/29/95
-----------------------------------------------------------------------
Patient F                           2/8/95                      2/27/95
-----------------------------------------------------------------------
Patient F                           4/6/95                      4/20/95
-----------------------------------------------------------------------
Patient F                           5/3/95                      5/11/95
-----------------------------------------------------------------------
Patient F                           6/7/95                      6/15/95
-----------------------------------------------------------------------
Patient F                           7/5/95                      7/14/95
-----------------------------------------------------------------------
Patient F                           8/9/95                      8/17/95
-----------------------------------------------------------------------
Patient F                           9/6/95                      9/12/95
-----------------------------------------------------------------------


          r. From in or about August, 1991 through June, 1997, the defendant LIFECHEM submitted false, fictitious and fraudulent claims to CHAMPUS for Hepatitis B IgM Core tests that LIFECHEM knew were not medically necessary for the diagnosis or treatment of the medical condition of a CHAMPUS beneficiary, and without disclosing that lack of medical necessity to the CHAMPUS Program. By this conduct, LIFECHEM received payments for these tests from CHAMPUS to which LIFECHEM was not entitled. Among other medically unnecessary Hepatitis B IgM Core tests that LIFECHEM caused to be billed to CHAMPUS were the following tests, conducted on or about the dates set forth below, and reimbursed by CHAMPUS on or about the dates set forth below:


----------------------------------------------------------------------
 Patient/Test              Date of Service        Reimbursement Date
 ------------              ---------------        ------------------
----------------------------------------------------------------------
Patient X/IgM Core         5/4/95                  9/5/95
----------------------------------------------------------------------
Patient Y/IgM Core         5/4/95                  9/5/95
----------------------------------------------------------------------
Patient Y/IgM Core         6/8/95                 7/22/95
----------------------------------------------------------------------
Patient Y/IgM Core         7/6/95                 8/21/95
----------------------------------------------------------------------
Patient Y/IgM COre         8/2/95                 9/16/95
----------------------------------------------------------------------


          s. In or about June, 1990, LIFECHEM installed a new computer billing system and began submitting claims for payment to the Medicare program that were generated by that new computer system, despite the fact that the billing computer had not been completely programmed with the Medicare ESRD billing rules, and the billing computer had not been parallel tested to determine whether or not it generated accurate claims for payment.

          t. By July, 1990, LIFECHEM knew that the new billing computer was generating inaccurate claims for payment for laboratory blood tests conducted on ESRD patients but continued to submit those false claims for payment to the Medicare Program.

          u. In or about February, 1991, LIFECHEM discovered a computer programming error that caused the new billing computer to generate claims for payment to the Medicare program for individual chemistry tests that were performed in the laboratory on a automated chemistry analyzer as part of LIFECHEM's automated Chem 20, despite the fact that Medicare had already paid for the monthly Chem 20 for most ESRD patients by directly paying the dialysis facilities the Composite Rate Payment.

          v. From in or about February, 1991 through at least June, 1992, LIFECHEM submitted false, fictitious and fraudulent claims for payment for individual chemistry tests for which LIFECHEM knew Medicare had already paid, without disclosing to the Medicare Program that those claims for payment were duplicate bills to the Medicare Program, HCFA, or any carriers employed by the Medicare Program for the processing and payment of claims. By this conduct, LIFECHEM received at least $5,300,000 in payment to which LIFECHEM was not entitled.

     All in violation of Title 18, United States Code, Section 286.

     COUNT THREE   (18 U.S.C. (S) 371 -- Conspiracy to Commit an Offense)
     -----------


     151. The allegations set forth in paragraphs 1-3, 5-16, and 134-145 are realleged as if fully set forth herein and incorporated in full.

     152. From in or about May, 1987 through in or about July, 1996, the exact dates being unknown to the United States Attorney, in the Districts of Massachusetts, Florida, North Carolina, and New Jersey, and elsewhere across the United States, the defendant

     NMC MEDICAL PRODUCTS, INC.

together with others known and unknown to the United States Attorney, knowingly, willfully, and intentionally combined, conspired, confederated and agreed to commit an offense against the United States and its agency the Health Care Financing Administration, namely, to knowingly, willfully and intentionally offer and pay remuneration, directly and indirectly, overtly and covertly, in cash and in kind, to induce dialysis facilities to order, and arrange for the ordering, from LIFECHEM of a service and item paid for, in whole or in part, by the Medicare Program, specifically clinical laboratory blood testing conducted for dialysis patients in the facilities, all in violation of Title 42, United States Code, Section 1320a-7b(b)(2)(B).

                          OBJECTIVE OF THE CONSPIRACY
                          ---------------------------

     153. The objective of the conspiracy was to offer and give things of value to dialysis clinics, and to their employees, owners, and administrators, for the purpose of inducing dialysis clinics to order, and to arrange for the ordering of LIFECHEM's laboratory blood testing services, including Non-Routine Tests and medically unnecessary laboratory blood tests for dialysis patients, which services were paid for primarily by Medicare.

                       MANNER AND MEANS OF THE CONSPIRACY
                       ----------------------------------

     154. It was a part of the manner and means by which the conspiracy was accomplished that the defendant MPD, together with others known and unknown to the United States Attorney, offered and paid remuneration to certain dialysis facilities in the form of lavish entertainment and hunting trips, payment of salary and benefits for full-time dialysis center staff who were not devoted to spinning and packaging blood tests for shipment to LIFECHEM, payment of study grants for research that was never performed, and payment of up-front rebates on dialysis products based upon commitments to purchase certain volumes of product that were never met, all for the purpose of inducing the referral of orders for laboratory blood testing services to LIFECHEM, including orders for Non-Routine Tests that were not medically necessary for the diagnosis or treatment of Medicare beneficiaries, which services were paid for primarily by Medicare Trust Funds.

     155. As a result of MPD's knowing, willful and intentional payment of illegal remuneration to various dialysis facilities to obtain referral of their laboratory blood testing business to

LIFECHEM, MPD generated an unlawful pecuniary gain or profit from that laboratory business in an amount of at least $9,500,000.

                                   OVERT ACTS
                                   ----------

     156. In furtherance of the conspiracy, the defendant MPD, together with others known and unknown to the United States Attorney, committed among other acts the following overt acts in the District of Massachusetts and elsewhere:

          a. In or about 1992, MPD knowingly, willfully and intentionally offered and paid to the manager/administrator of Dialysis Facility I illegal remuneration in the form of payment for a bear hunting trip to Canada to induce him to refer Dialysis Facilities I's laboratory blood testing business to LIFECHEM.

          b. At various times between May, 1987 and January, 1995, MPD knowingly, willfully and intentionally offered and paid to Dialysis Facility F illegal remuneration in the form of payment of salary and benefits for two full-time dialysis center personnel whose responsibilities were not limited to spinning and packaging blood for shipment to LIFECHEM but included administrative, clerical and nursing practitioner work, and in the form of grants for studies that were never performed, all to induce referrals of Dialysis Facility F's laboratory blood testing business to LIFECHEM;

          c. In or about December, 1990, MPD knowingly, willfully and intentionally offered and paid to Dialysis Facility G illegal remuneration in the form of payment for lavish holiday entertainment parties including a yacht rental worth thousands of dollars to induce referrals of dialysis facility G's laboratory blood testing business to LIFECHEM; and

          d. At various times between 1991 and 1993, MPD knowingly, willfully and intentionally offered and paid to Dialysis Facilities B and J illegal remuneration in the form of an up-front credit on dialysis products based upon a commitment to purchase a specified volume of dialysis products that was not met, to induce referrals of Dialysis Facilities B and J's laboratory blood testing business to LIFECHEM. All in violation of Title 18 United States Code, Section 371.

                              Respectfully submitted,

                              MARK W. PEARLSTEIN
                              Acting United States Attorney




                              /s/ Peter A. Mullin
                              ---------------------------
                              PETER A. MULLIN
                              Assistant U.S. Attorney


                              /s/ Susan Winkler
                              ---------------------------
                              SUSAN G. WINKLER
                              Assistant U.S. Attorney

                              /s/ Susan Hanson-Philbrick
                              ---------------------------
                              SUSAN HANSON-PHILBRICK
                              Assistant U.S. Attorney

                              /s/ Joshua Levy
                              ---------------------------
                              JOSHUA LEVY
----------------------------  Assistant U.S. Attorney
Dated: January 19, 2000